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                                                                     EXHIBIT 5.1


                             ANDREWS & KURTH L.L.P.
                                   ATTORNEYS

                      1701 PENNSYLVANIA AVENUE, SUITE 300
                          WASHINGTON, D.C. 20006 5805

HOUSTON                                                 TELEPHONE: 202.662.2700
WASHINGTON,  D.C.                                       FACSIMILE: 202.662.2739
DALLAS
LOS ANGELES
NEW YORK
THE WOODLANDS
LONDON


                                 April 12, 1999


Florafax International, Inc.
8075 20th Street
Vero Beach, Florida 32966

Gentlemen:

     We have acted as counsel for Florafax International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to its Registration Statement on Form S-4 (the "Registration Statement") filed today with the Securities and Exchange Commission, of up to 28,052,878 shares of the Company's common stock, par value $0.01 per share (the "Shares"), to be issued in connection with its acquisition of Gerald Stevens, Inc.

     In this connection, we have examined the corporate records of the Company, including its articles of incorporation, bylaws and minutes of meetings of its directors and stockholders. We have also examined the Registration Statement together with the exhibits thereto, and such other documents as we have deemed necessary for the purposes of the opinions contained herein. With respect to certain factual matters we have relied on statements of officers of the Company.

     Based on the foregoing, we are of the opinion that the Shares are duly authorized and, when issued as described in the Registration Statement, will be validly issued fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and rules and regulations thereunder.

                                             Sincerely,

                                             /s/ ANDREWS & KURTH L.L.P.

                                             ANDREWS & KURTH L.L.P.